AUDITED FINANCIAL STATEMENTS
ING Individual Re Business
For the Nine Months Ended September 30, 2004 and the
Years Ended December 31, 2003 and 2002

ING Individual Re Business
Index
--------------------------------------------------------------------------------


                                                                            Page
                                                                            ----


Report of Independent Registered Public Accounting Firm                        3

Financial Statements:

   Statements of Operations                                                    4

   Balance Sheets                                                              5

   Statements of Changes in Equity                                             6

   Statements of Cash Flows                                                    7

   Notes to Financial Statements                                               8

             Report of Independent Registered Public Accounting Firm




To the Board of Directors of
ING America Insurance Holdings Inc.

We have audited the accompanying balance sheets of ING Individual Re Business, a wholly owned entity of ING America Insurance Holdings Inc., as of September 30, 2004 and December 31, 2003, and the related statements of operations, changes in equity, and cash flows for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ING Individual Re Business as of September 30, 2004 and December 31, 2003, and the results of its operations and its cash flows for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, in conformity with U.S. generally accepted accounting principles.


                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP
Atlanta, Georgia
February 14, 2005

ING Individual Re Business
Statements of Operations
(in millions)
--------------------------------------------------------------------------------


                                                           Nine Months
                                                               Ended
                                                           September 30,      Years Ended December 31,
                                                                2004           2003            2002
                                                           -------------    ------------   ------------
Revenues:
  Premiums                                                  $    874.5       $    911.5     $   788.7
  Net investment income                                           79.5            104.6         110.4
  Net realized capital gains (losses)                             29.3            (11.0)         32.4
                                                           -------------    ------------   ------------
Total revenue                                                    983.3          1,005.1         931.5

Benefits, losses, and expenses:
  Benefits:
    Claims                                                      (456.4)          (602.4)       (440.4)
    Increase in reserves                                        (197.8)          (225.9)       (199.0)
  Underwriting, acquisition, and insurance expenses:
    Commissions                                                 (300.6)          (302.1)       (257.7)
    General and administrative expenses                          (42.2)           (44.8)        (32.0)
    Acquisition costs deferred                                   314.3            359.9         216.5
    Amortization of deferred acquisition costs                  (434.8)          (247.1)       (119.1)
                                                           -------------    ------------   ------------
Total benefits, losses, and expenses                          (1,117.5)        (1,062.4)       (831.7)
                                                           -------------    ------------   ------------

Income (loss) before tax                                        (134.2)           (57.3)         99.8
Tax benefit (expense)                                             47.0             20.0         (34.9)
                                                           -------------    ------------   ------------
Net income (loss)                                           $    (87.2)      $    (37.3)    $    64.9
                                                           =============    ============   ============


   The accompanying notes are an integral part of these financial statements.

ING Individual Re Business
Balance Sheets
(in millions)
--------------------------------------------------------------------------------


                                                              September 30,     December 31,
                                                                  2004              2003
                                                              -------------     ------------
Assets:
Cash (overdraft)                                               $       9.8       $    (11.3)
Investments:
  Fixed maturities, available-for-sale, at fair value
    (amortized cost of $1,287.5 and $1,291.2)                      1,338.9          1,338.8
  Equity securities, available-for-sale, at fair value
    (amortized cost of $14.2 and $11.7)                               11.9              8.9
  Short-term investments                                              53.9              1.1
  Mortgage loans on real estate                                      285.0            236.0
  Other investments                                                   42.0             19.4
                                                              -------------     ------------
  Total investments                                                1,731.7          1,604.2

Accrued investment income                                             16.5             19.3
Premiums receivable                                                  204.0            152.7
Reinsurance recoverable                                              203.9             41.0
Deferred acquisition costs                                           513.3            633.8
Due from SLD and SLDI                                                182.7            102.9
Receivable for securities sold                                        11.1              -
Other assets                                                          29.9             50.4
                                                              -------------     ------------
  Total assets                                                 $   2,902.9       $  2,593.0
                                                              =============     ============

Liabilities:
Future policy benefits                                         $   1,274.6       $  1,077.6
Life claim reserves                                                  431.8            293.9
Disability reserves                                                    7.9              6.6
Funds held under reinsurance treaties                                 55.8             60.8
Deferred income taxes                                                 23.5             69.0
Reinsurance payable                                                   94.1             77.2
Payable for securities purchased                                       -                1.0
Other liabilities                                                     59.0             51.1
                                                              -------------     ------------
  Total liabilities                                                1,946.7        $ 1,637.2

Equity:
Allocated equity                                                     924.3            926.7
Accumulated other comprehensive income                                31.9             29.1
                                                              -------------     ------------
  Total equity                                                       956.2            955.8
                                                              -------------     ------------
  Total liabilities and equity                                 $   2,902.9       $  2,593.0
                                                              =============     ============


   The accompanying notes are an integral part of these financial statements.

ING Individual Re Business
Statements of Changes in Equity
(in millions)
--------------------------------------------------------------------------------


                                                            Total
                                                            Equity
                                                          ---------
Balance at December 31, 2001                              $   752.7
  Comprehensive income:
    Net income                                                 64.9
    Other comprehensive income, net of tax:
      Unrealized gain on securities ($3.8 pretax)               2.5
                                                          ---------
        Total comprehensive income                             67.4
  Contribution of allocated equity                             61.2
                                                          ---------
Balance at December 31, 2002                                  881.3
  Comprehensive (loss):
    Net loss                                                  (37.3)
    Other comprehensive income, net of tax:
      Unrealized gain on securities ($8.1 pretax)               5.3
                                                          ---------
        Total comprehensive (loss)                            (32.0)
  Contribution of allocated equity                            106.5
                                                          ---------
Balance at December 31, 2003                                  955.8
  Comprehensive (loss):
    Net loss                                                  (87.2)
    Other comprehensive income, net of tax:
      Unrealized gain on securities ($4.3 pretax)               2.8
                                                          ---------
        Total comprehensive (loss)                            (84.4)
  Contribution of allocated equity                             84.8
                                                          ---------
Balance at September 30, 2004                             $   956.2
                                                          =========


   The accompanying notes are an integral part of these financial statements.

ING Individual Re Business
Statements of Cash Flows
(in millions)
--------------------------------------------------------------------------------


                                                                     Nine
                                                                 Months Ended
                                                                 September 30,   Years Ended December 31,
                                                                     2004            2003         2002
                                                                 -------------  ------------  ------------
Cash Flows from Operating Activities:
  Net income (loss)                                               $    (87.2)    $   (37.3)    $    64.9
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Deferral of acquisition costs                                   (314.3)       (359.9)       (216.5)
      Amortization of deferred acquisition costs                       434.8         247.1         119.1
      Amortization of premiums on investments                           14.2          30.6          22.8
      Net realized capital (gains) losses                              (29.3)         11.0         (32.4)
      Change in:
        Future policy benefits and claims reserves                     336.2         323.6         233.2
        Reinsurance payable                                             16.9          45.6           6.7
        Other payables and accruals                                      1.9          49.2          28.5
        Other assets and receivables                                  (197.0)         11.1        (121.6)
      Provision for deferred income taxes                              (47.0)        (20.0)         34.9
                                                                 -------------  ------------  ------------
Net cash provided by operating activities                              129.2         301.0         139.6
                                                                 -------------  ------------  ------------
Cash Flows from Investing Activities:
  Proceeds from the sale, maturity, or redemption of:
    Fixed maturities                                                   708.5         925.7         806.8
    Equity securities                                                    -             0.6           1.4
    Mortgage loans on real estate                                       19.0           7.4           7.3
    Short-term investments                                           3,099.8       1,806.4           -
  Acquisition of:
    Fixed maturities                                                  (716.3)     (1,221.7)       (982.7)
    Equity securities                                                   (2.5)         (0.6)           -
    Mortgage loans on real estate originated                           (68.0)        (31.0)        (62.9)
    Short-term investments                                          (3,152.6)     (1,807.5)          -
  Other investments                                                      4.0          (0.2)         95.7
                                                                 -------------  ------------  ------------
Net cash used in investing activities                                 (108.1)       (320.9)       (134.4)
                                                                 -------------  ------------  ------------
Net increase (decrease) in cash and cash equivalents                    21.1         (19.9)          5.2
Cash (overdraft), beginning of period                                  (11.3)          8.6           3.4
                                                                 -------------  ------------  ------------
Cash (overdraft), end of period                                   $      9.8     $   (11.3)    $     8.6
                                                                 =============  ============  ============


   The accompanying notes are an integral part of these financial statements.

ING Individual Re Business
Notes to Financial Statements
(in millions, unless otherwise stated)
--------------------------------------------------------------------------------


1.   Nature of Operations and Significant Accounting Policies

     Description of Business

     The individual life reinsurance business of ING America Insurance Holdings, Inc. ("ING") in the United States, the ING Individual Re Business ("Individual Re"), is written through Security Life of Denver Insurance Company ("SLD"), a Colorado domiciled insurance company, and Security Life of Denver International, Limited ("SLDI"), a Bermuda domiciled insurance company. ING is a wholly-owned subsidiary of the ING Groep, NV, a global financial services holding company based in the Netherlands.

     Pursuant to an asset purchase agreement dated October 17, 2004, SLD and SLDI transferred substantially all of Individual Re to Scottish Re Group Limited through a coinsurance transaction and related asset purchase, service and trust agreements. The transaction closed on December 31, 2004.

     Basis of Presentation

     The accompanying combined financial statements of Individual Re have been prepared in accordance with United States generally accepted accounting principles ("GAAP").

     The financial statements of Individual Re do not represent the financial statements of the separate legal entities of SLD and SLDI. The financial condition, results of operations and cash flows presented as Individual Re represent the combined individual life reinsurance business written through SLD and SLDI, which is a carved out portion of the multiple combined business operations that were historically included in SLD and SLDI. These financial statements are not representative of a complete legal entity's business operations as would otherwise be presented. Accordingly, the financial statements include allocations and estimates of direct and indirect general and administrative costs attributable to the operations of Individual Re. However, the allocations may not necessarily be indicative of the costs and expenses that would have resulted if Individual Re had been operated as a separate legal entity. Certain legal entity overhead costs, such as costs associated with defined benefit plans, have been excluded from the Individual Re financial statements for all periods presented. The legal entity costs, including employer benefit plan expenses are liabilities of the legal entity and not the Individual Re business. In addition, certain disclosures, such as disclosures about agreements and contracts that are normally executed on a legal entity level, have been excluded from the Individual Re financial statements and notes herein. Management believes that the assumptions, estimates, allocations and exclusions used to prepare the financial statements are reasonable. These financial statements were derived from Individual Re's management reports for its traditional mortality risk reinsurance business. All material intercompany transactions and balances related to the individual life reinsurance business have been eliminated in combination.

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     Recently Adopted Accounting Standards

     The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments

     In March 2004, the Emerging Issues Task Force ("EITF") reached a final consensus on EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments," adopting a three-step impairment model for securities within its scope. The three-step model is to be applied on a security-by-security basis as follows:

     Step 1: Determine whether an investment is impaired. An investment is impaired if its fair value of the investment is less than its cost basis.
     Step 2: Evaluate whether an impairment is other-than-temporary.
     Step 3: If the impairment is other-than-temporary, recognize an impairment loss equal to the difference between the investment's cost and its fair value.

     On September 30, 2004, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. EITF Issue 03-1-1 ("FSP EITF 03-1-1"), "Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1, `The Meaning of Other Than Temporary Impairment and Its Application to Certain Investments,'" which delayed EITF 03-1's original effective date of July 1, 2004 for the paragraphs of the guidance surrounding steps two and three of the impairment model introduced. The delay is in effect until a final consensus can be reached on such guidance. Despite the delay of the implementation of steps two and three, other than temporary impairments are still to be recognized as required by existing guidance.

     Earlier consensus reached by the EITF on this issue required that certain quantitative and qualitative disclosures be made for unrealized losses on debt and equity securities that have not been recognized as other-than-temporary impairments. These disclosures were adopted by Individual Re, effective December 31, 2003. In addition to the disclosure requirements adopted by Individual Re, effective December 31, 2003, the final consensus of EITF 03-01 reached in March 2004 included additional disclosure requirements that are effective for fiscal years ending after June 15, 2004.

     Accounting for Derivative Instruments and Hedging Activities

     In April 2003, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 was effective, with certain exceptions, for contracts entered into or modified after June 30, 2003. Adoption of SFAS No. 149 did not have a material effect on Individual Re's financial position, results of operations or cash flows.

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     Variable Interest Entities

     In January 2003, the FASB issued FASB Interpretation 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" (FIN 46). In December 2003, the FASB modified FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46 provides a new framework for identifying variable interest entities ("VIEs") and determining when a company should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements. The adoption of FIN 46 did not have a material impact on Individual Re's financial condition, results of operations or cash flows as there were no VIEs identified which required consolidation.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

     Cash

     Cash includes cash on hand, money market instruments and other debt issues with a maturity of 90 days or less when purchased.

     Investments

     All of Individual Re's fixed maturity and equity securities are currently designated as available-for-sale. Available-for-sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in equity, after adjustment for deferred income taxes.

     Individual Re analyzes investments to determine whether there has been an other than temporary decline in fair value below the amortized cost basis in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and Individual Re's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other than temporary impairment is considered to have occurred.

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     In addition, Individual Re invests in structured securities that meet the criteria of EITF Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts Individual Re's ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the remeasurement date.

     When a decline in fair value is determined to be other than temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss. Unrealized capital gains and losses on all investments, except derivatives (discussed below), are reflected in equity, net of related income taxes. Realized capital gains and losses on all investments, are included in the Statements of Operations and are determined on a specific identification basis.

     Purchases and sales of fixed maturities and equity securities (excluding private placements) are recorded on the trade date. Purchases and sales of private placements and mortgage loans are recorded on the closing date.

     Fair values for fixed maturities are obtained from independent pricing services or broker/dealer quotations. Fair values for privately placed bonds are determined using a matrix-based model. The matrix-based model considers the level of risk-free interest rates, current corporate spreads, the credit quality of the issuer and cash flow characteristics of the security. The fair values for equity securities are based on quoted market prices. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion value where applicable.

     Mortgage loans on real estate are reported at amortized cost less impairment writedowns. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the Company will be able to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of the expected cash flows for the loan, discounted at the loans effective interest rate, or to the loan's observable market price, or the fair value of the underlying collateral. The carrying value of the impaired loan is reduced by establishing a permanent writedown charged to realized loss.

     Short-term investments, consisting primarily of money market instruments and other fixed maturity issues purchased with an original maturity of 91 days to one year, are considered available-for-sale and are carried at fair value, which approximates amortized cost.

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     Derivatives

     SFAS No. 133, as amended, requires all derivatives to be recognized on the balance sheet at fair value. Derivatives that do not qualify for hedge accounting under SFAS No. 133 must be adjusted to fair value through income. If the derivative qualifies as a hedge, the related accounting would depend upon whether the hedge was classified as a fair value, cash flow or foreign currency hedge. Changes in the fair value of derivatives are either offset against the change in fair value of assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedge items are recognized in earnings. The ineffective portion of the derivatives change in fair value must be immediately recognized in earnings.

     Individual Re's use of derivatives is limited to hedging purposes which do not qualify for hedge accounting treatment under SFAS No. 133. Individual Re enters into interest rate and currency contracts, including swaps, caps, floors, options, futures, and embedded derivatives, to reduce and manage risks associated with changes in value, yield, price, cash flow or exchange rates of assets or liabilities held or intended to be held. Changes in the fair value of open derivative contracts are recorded in net realized capital gains and losses. Derivatives are included in other investments on the balance sheets.

     In April 2003, the FASB issued Statement No. 133 Implementation Issue No. B-36, "Embedded Derivatives: Modified Coinsurance Arrangement and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Credit Worthiness of the Obligor under Those Instruments" ("DIG B-36"). The issue indicates that any funds held arrangements on which the investment return is not linked to a specific rate but rather the rate of return on an underlying pool of fixed maturity assets or total return debt index contains an embedded derivative which must be bifurcated and marked-to-market in accordance with SFAS No. 133. Typically these arrangements occur in modified coinsurance arrangements but they may occur in any funds held arrangement. Individual Re has reviewed all funds held arrangements and the adoption of this issue on October 1, 2003 did not have any impact on Individual Re's financial position, results of operations or cash flows.

     Funds Held Under Reinsurance Treaties

     Funds held under reinsurance treaties represent amounts held on behalf of companies assuming the Individual Re business in conjunction with certain reinsurance treaties.

     Deferred Acquisition Costs

     Deferred acquisition costs ("DAC") is an asset, which represents certain costs of acquiring certain insurance business, which are deferred and amortized. These costs, all of which vary with and are primarily related to the production of new and renewal business, consist principally of commissions, certain underwriting and contract issuance expenses, and certain agency expenses. Under SFAS No. 60, "Accounting and Reporting by Insurance Enterprises," acquisition costs for traditional life insurance products, which

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     primarily include whole life and term life insurance contracts, are amortized over the premium payment period in proportion to the premium revenue recognition. DAC is evaluated for recoverability at each balance sheet date and the asset would be reduced to the extent that future premiums are inadequate to recover the asset.

     Future Policy Benefits

     Liabilities for future benefits on life insurance policies are established in an amount believed to be adequate to meet the estimated future obligations on policies in force. Liabilities for future policy benefits under long-term life insurance policies have been computed based on estimates of investment yields, mortality and withdrawal rates expected at the time the policies are reinsured, and other assumptions including estimates for incurred but not reported claims. These assumptions include a margin for adverse deviation and vary with the characteristics of the plan of insurance, year of issue, age of insured and other appropriate factors. The assumptions for estimated investment yields are based upon various factors including then current yields on Individual Re's investment portfolio and market rates for new investments. Interest rates used in estimating future policy benefits ranged from 5.5% to 8.0% at the time the policies in force were reinsured. The mortality and withdrawal assumptions are based on Individual Re's experience.

     Life Claim Reserves

     A life claim reserve is established when a claim is incurred or is estimated to have been incurred but not reported. Life claim reserve equal reported claims plus an estimate of incurred but unreported claims based on actuarial projections applied to historical claim payment data.

     Income Taxes

     The financial statements were prepared with an assumed tax rate of 35%. Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in Individual Re's financial statements. Deferred income taxes are also provided for unrealized gains (losses) on available-for-sale fixed maturity securities and equity securities by a charge or credit directly to equity. A valuation allowance is recorded to reduce deferred tax assets if it is determined that it is more likely than not that such assets will not be realized.

     Equity

     ING allocates adequate levels of capital to its U.S. insurance businesses, including Individual Re, based on a capital model which quantifies statutory asset, insurance, interest rate, and business risks. Changes in the capital levels beyond earnings and investment fair value adjustments are deemed to be infusions into or dividends out of the business. Management believes that the allocation methodology is both prudent and reasonable.

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     Reinsurance

     Individual Re is involved in both ceded and assumed reinsurance with other companies. Reinsurance is accounted for on a basis consistent with the terms of the underlying policies and the terms of the reinsurance contract. To the extent that the assuming companies become unable to meet their obligations under these treaties, Individual Re remains contingently liable to its policy holders for the portion reinsured. To minimize its exposure to significant losses from retrocessionaire insolvencies, Individual Re evaluates the financial condition of the retrocessionaire and monitors concentration of credit risk. Individual Re had no reinsurance related concentration of credit risk greater than 10% of Individual Re's allocated equity.

     Premiums

     Reinsurance premiums received under the renewable term agreements are recognized as revenue over the premium paying periods of the reinsured policies. Benefits and expenses are associated with earned premiums so that profits are recognized over the life of the related contract. This association is accomplished through the provision for future policy benefits and the amortization of deferred acquisition costs.


2.   Investments

     Fixed maturities and equity securities available-for-sale as of September 30, 2004, were as follows:

                                                                 Gross          Gross
                                                Amortized     Unrealized      Unrealized       Fair
                                                   Cost          Gains          Losses         Value
                                               -----------    -----------    ------------   -----------
     Fixed maturities:
       U.S. government and government
         agencies and authorities              $      50.7    $       0.7    $      (0.4)   $      51.0
       State, municipalities and political
         subdivisions                                  1.7            0.2              -            1.9
       U.S. corporate securities:
         Public utilities                            128.8            7.9           (0.5)         136.2
         Other corporate securities                  632.5           24.8           (7.0)         650.3
                                               -----------    -----------    ------------   -----------
       Total U.S. corporate securities               761.3           32.7           (7.5)         786.5
                                               -----------    -----------    ------------   -----------
       Foreign securities:
         Government                                   47.4            8.7           (0.2)          55.9
         Other                                       148.0           10.2           (1.1)         157.1
                                               -----------    -----------    ------------   -----------
       Total foreign securities                      195.4           18.9           (1.3)         213.0
                                               -----------    -----------    ------------   -----------
       Mortgage-backed securities                    227.7           10.8           (3.6)         234.9
       Other asset-backed securities                  50.7            2.4           (1.5)          51.6
                                               -----------    -----------    ------------   -----------
       Total fixed maturities                      1,287.5           65.7          (14.3)       1,338.9
     Equity securities                                14.2            0.1           (2.4)          11.9
                                               -----------    -----------    ------------   -----------
     Total investments available-for-sale      $   1,301.7    $      65.8    $     (16.7)   $   1,350.8
                                               ===========    ===========    ============   ===========

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     Fixed maturities and equity securities available-for-sale as of December 31, 2003 were as follows:

                                                                  Gross         Gross
                                                 Amortized     Unrealized     Unrealized       Fair
                                                   Cost           Gains         Losses         Value
                                               -----------    -----------    ------------   ----------
     Fixed maturities:
       U.S. government and government
         agencies and authorities              $     155.5    $       0.5    $      (1.8)   $    154.2
       U.S. corporate securities:
         Public utilities                            116.3            8.6           (0.6)        124.3
         Other corporate securities                  539.3           23.6          (12.7)        550.2
                                               -----------    -----------    ------------   ----------
       Total U.S. corporate securities               655.6           32.2          (13.3)        674.5
                                               -----------    -----------    ------------   ----------
       Foreign securities:
         Government                                   74.7           10.7           (0.1)         85.3
         Other                                       120.7           10.5           (2.0)        129.2
                                               -----------    -----------    ------------   ----------
       Total foreign securities                      195.4           21.2           (2.1)        214.5
                                               -----------    -----------    ------------   ----------
       Mortgage-backed securities                    217.9           10.4           (1.1)        227.2
       Other asset-backed securities                  66.8            3.2           (1.6)         68.4
                                               -----------    -----------    ------------   ----------
       Total fixed maturities                      1,291.2           67.5          (19.9)      1,338.8
     Equity securities                                11.7            -             (2.8)          8.9
                                               -----------    -----------    ------------   ----------
     Total investments available-for-sale      $   1,302.9    $      67.5    $     (22.7)   $  1,347.7
                                               ===========    ===========    ============   ==========


     The aggregate unrealized losses and related fair values of total fixed maturities and equity securities with unrealized losses as of September 30, 2004 and December 31, 2003, are shown below by duration:

                                                   September 30, 2004            December 31, 2003
                                              ---------------------------   --------------------------
                                               Unrealized        Fair        Unrealized       Fair
                                                  Loss           Value          Loss          Value
                                              ------------   ------------   ------------   -----------
     Duration category:
       Less than six months below cost        $        1.7   $       69.0   $        4.5   $     308.3
       More than six months and less
         than twelve months below cost                 4.4          175.6           11.6         160.6
       More than twelve months below cost             10.6          128.1            6.6          34.6
                                              ------------   ------------   ------------   -----------
     Total                                    $       16.7   $      372.7   $       22.7   $     503.5
                                              ============   ============   ============   ===========


     The unrealized losses less than 6 months in duration of $1.7 as of September 30, 2004 are primarily related to interest rate movement or spread widening for other than credit-related reasons. Business and operating fundamentals are performing as expected.

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     Of the unrealized losses more than 6 months and less than 12 months in duration of $4.4 as of September 30, 2004, there were $3.3 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. Business and operating fundamentals are performing as expected. The remaining unrealized losses of $1.1 relate to securities reviewed for impairment under the guidance prescribed by EITF 99-20. This category includes U.S. government-backed securities, principal protected securities and structured securities, which did not have an adverse change in cash flows for which the carrying amount was $24.5.

     Of the unrealized losses more than 12 months in duration of $10.6 as of September 30, 2004, there were $6.0, in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. Business and operating fundamentals are performing as expected. Unrealized losses of $2.2 relate to securities within the communications industry, for which the carrying amounts was $38.2. The remaining unrealized losses of $2.4 related to equity securities for which the carrying value was $11.9.

     The amortized cost and fair value of total fixed maturities as of September 30, 2004 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.

                                                         Amortized        Fair
                                                            Cost          Value
                                                        ----------    ----------
     Due to mature:
       One year or less                                 $     13.1    $     13.2
       After one year through five years                      83.3          89.3
       After five years through ten years                    131.5         141.8
       After ten years                                       781.2         808.1
       Mortgage-backed securities                            227.7         234.9
       Other asset-backed securities                          50.7          51.6
                                                        ----------    ----------
     Fixed maturities                                   $  1,287.5    $  1,338.9
                                                        ==========    ==========

     Individual Re did not have any investments in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10.0% of equity at September 30, 2004 and December 31, 2003.

     During the nine months ended September 30, 2004, Individual Re determined that 39 fixed maturities had an other than temporary impairment. As a result, Individual Re recognized a pretax loss of $5.0 to reduce the carrying value of the fixed maturities to their fair value at the time of impairment. During 2003, Individual Re determined that 69 fixed maturities had other than temporary impairments. As a result, Individual Re recognized a pretax loss of $21.4 to reduce the carrying value of the fixed maturities to their fair value at the time of impairment. During 2002, Individual Re determined that 55 fixed maturities had other than temporary impairments. As a result, Individual Re recognized a pretax loss of $22.8 to reduce the carrying value of the fixed maturities to their fair value at the time of impairment.

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     The fair value of the impaired fixed maturities at September 30, 2004 and December 31, 2003, is $20.7 and $42.0, respectively.

     Net Investment Income

     Sources of net investment income were as follows:


                                                     Nine Months
                                                        Ended
                                                    September 30,    Years Ended December 31,
                                                         2004            2003         2002
                                                    -------------    ------------   -----------
     Fixed maturities                                $      72.6      $     93.6     $    92.3
     Equity securities                                       1.7             0.7           0.7
     Short-term investments                                  0.6             0.4            -
     Other investments                                       4.6             9.9          17.4
                                                    -------------    ------------   -----------
     Net investment income                           $      79.5      $    104.6     $   110.4
                                                    =============    ============   ===========


     Realized Capital Gains and Losses

     Realized capital gains and losses are comprised of the difference between the carrying value of investments and proceeds from sale, maturity, and redemption, losses incurred due to the impairment of investments, as well as periodic adjusting for differences between the carrying value and fair value of derivatives. Net realized capital gains (losses) on investments were as follows:

                                                     Nine Months
                                                        Ended
                                                    September 30,     Years Ended December 31,
                                                         2004            2003            2002
                                                    -------------    ------------    -----------
     Fixed maturities                                $       2.6      $     (2.9)     $     5.2
     Other investments                                      26.7            (8.1)          27.2
                                                    -------------    ------------    -----------
     Pretax realized capital gains (losses)          $      29.3      $    (11.0)     $    32.4
                                                    =============    ============    ===========
     After-tax realized capital gains (losses)       $      19.0      $     (7.2)     $    21.0
                                                    =============    ============    ===========


     Proceeds from the sale of fixed maturities and equity securities and the related gross gains and losses were as follows:


                                                     Nine Months
                                                        Ended
                                                    September 30,    Years Ended December 31,
                                                         2004            2003            2002
                                                    -------------    ------------ ------------
     Proceeds on sales                              $    631.3       $    757.0     $   682.1
     Gross gains                                          14.7             28.0          38.2
     Gross (losses)                                       (7.5)           (10.7)         (9.5)

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     Changes in equity related to changes in accumulated other comprehensive income resulted from changes in market values of available for sale securities were as follows:

                                                          Nine Months
                                                             Ended
                                                         September 30,    Years Ended December 31,
                                                              2004            2003         2002
                                                         -------------    ------------  -----------
     Fixed maturities                                     $       3.8      $      9.3    $     6.9
     Equity securities                                            0.5            (1.2)        (3.1)
                                                         -------------    ------------  -----------
     Subtotal                                                     4.3             8.1          3.8

     Decrease (increase) in deferred income taxes                (1.5)           (2.8)        (1.3)
                                                         -------------    ------------  -----------
     Net changes in accumulated other
       comprehensive income                               $       2.8      $      5.3    $     2.5
                                                         =============    ============  ===========


     Equity included the following accumulated other comprehensive income:

                                                                     September 30, December 31,
                                                                          2004          2003
                                                                     ------------  ------------
     Net unrealized capital gains (losses):
       Fixed maturities                                               $     51.4    $     47.6
       Equity securities                                                    (2.3)         (2.8)
                                                                     ------------  ------------
     Subtotal                                                               49.1          44.8

     Less: deferred income taxes                                           (17.2)        (15.7)
                                                                     ------------  ------------
     Net accumulated other comprehensive income                       $     31.9    $     29.1
                                                                     ============  ============


     Changes in accumulated other comprehensive income related to changes in unrealized gains (losses) on securities, were as follows:

                                                     Nine Months
                                                        Ended
                                                    September 30,  Years Ended December 31,
                                                         2004          2003          2002
                                                    -------------  ------------  -----------
     Unrealized holding gains (losses) arising
       during the year(l)                            $       6.6    $      3.5    $    13.9
     Less: reclassification adjustment for gains
       (losses) and other items included in
       net income(2)                                         3.8          (1.8)        11.4
                                                    -------------  ------------  -----------
     Net unrealized gains (losses) on securities     $       2.8    $      5.3    $     2.5
                                                    =============  ============  ===========


     (1) Pretax unrealized holding gains (losses) arising during the period were $10.1, $5.3 and $21.3, for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively.

     (2) Pretax reclassification adjustments for gains (losses) and other items included in net income were $5.8, $(2.8) and $17.5, for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively.

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     Derivative Financial Instruments

     Interest Rate Caps

     Interest rate caps are used to manage the interest rate risk in Individual Re's bond portfolio. Interest rate caps are purchased contracts that provide Individual Re with an annuity in an increasing interest rate environment. The notional amount, carrying value and estimated fair value of Individual Re's open interest rate caps as of September 30, 2004, were $150, $0 and $0, respectively. The notional amount, carrying value and estimated fair value of Individual Re's open interest rate caps as of December 31, 2003 were $150, $28 thousand and $28 thousand, respectively.

     Interest Rate Swaps

     Interest rate swaps are used to manage the interest rate risk in Individual Re's bond portfolio as well as Individual Re's liabilities. Interest rate swaps represent contracts that require the exchange of cash flows at regular interim periods, typically monthly or quarterly. The notional amount, carrying value and estimated fair value of Individual Re's open interest rate swaps as of September 30, 2004 were $868, $19.1 and $19.1, respectively. The notional amount, carrying value and estimated fair value (liabilities are denoted with parentheses) of Individual Re's open interest rate swaps as of December 31, 2003 were $893, $(7.7) and $(7.7), respectively.

     Foreign Exchange Swaps

     Foreign exchange swaps are used to reduce the risk of a change in the value, yield or cash flow with respect to invested assets. Foreign exchange swaps represent contracts that require the exchange of foreign currency cash flows for U.S. dollar cash flows at regular interim periods, typically quarterly or semi-annually. The notional amount, carrying value and estimated fair value (liabilities are denoted with parentheses) of Individual Re's open foreign exchange rate swaps as of September 30, 2004 were $7.8, ($3.0) and ($3.0), respectively. The notional amount, carrying value and estimated fair value of Individual Re's open foreign exchange rate swaps as of December 31, 2003 were $7.8, ($2.5) and ($2.5), respectively.

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


3.   Financial Instruments

     Estimated Fair Value

     The following disclosures are made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." SFAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.

     Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments, including insurance contracts, and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of Individual Re.

     The following valuation methods and assumptions were used by Individual Re in estimating the fair value of financial instruments:

     Fixed maturities securities: The fair values for the actively traded marketable bonds are determined based upon the quoted market prices. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer and cash flow characteristics of the security. Also considered are factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees and Individual Re's evaluation of the borrower's ability to compete in their relevant market. Using this data, the model generates estimated market values which Individual Re considers reflective of the fair value of each privately placed bond.

     Equity securities: Fair values of these securities are based upon quoted market value.

     Mortgage loans on real estate: The fair value for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

     Derivative financial instruments: The fair value for derivative instruments, included in other investments, is based upon quoted market prices or internally established valuations that consider interest rates, volatilities and the credit worthiness of the counterparties.

     Cash and short-term investments: The carrying amounts for these assets approximate the assets' fair values.

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     The carrying values and estimated fair values of certain of Individual Re's financial instruments at September 30, 2004 and December 31, 2003, were as follows:

                                           September 30, 2004         December 31, 2003
                                         -----------------------  ------------------------
                                          Carrying      Fair       Carrying       Fair
                                           Amount       Value       Amount        Value
                                         ----------   ----------  ----------    ----------
     Cash and short-term investments     $    63.7    $    63.7   $   (10.2)    $   (10.2)
     Fixed maturities                      1,338.9      1,338.9     1,338.8       1,338.8
     Equity securities                        11.9         11.9         8.9           8.9
     Mortgage loans                          285.0        306.8       236.0         261.7
     Other investments                        42.0         41.8        19.4          19.8


     Fair value estimates are made at a specific point in time, based on available market information and judgments about various financial instruments, such as estimates of timing and amounts of future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time Individual Re's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets. In evaluating Individual Re's management of interest rate, price and liquidity risks, the fair values of all assets and liabilities should be taken into consideration, not only those presented above.


4.   Deferred Acquisition Costs

     During 2004, Individual Re reviewed its individual reinsurance business due to potential loss recognition issues related primarily to mortality experience. As a result, during the nine months ended September 30, 2004, Individual Re recorded a charge of $137 million after tax ($209 million before taxes) to reduce deferred acquisition costs pursuant to the loss recognition testing as defined in SFAS No. 60. The primary cause of this charge was an increase to the anticipated mortality experience of the business.


5.   Reinsurance

     The net effect of all reinsurance agreements on premiums and policy revenues is as follows:


                                                  Nine Months
                                                     Ended
                                                  September 30,    Years Ended December 31,
                                                      2004            2003         2002
                                                  -------------   -----------  ------------
     Assumed premium                               $     948.9     $ 1,036.0    $    816.4
     Reinsurance premiums ceded                          (74.4)       (124.5)        (27.7)
                                                  -------------   -----------  ------------
          Net earned premiums                      $     874.5     $   911.5    $    788.7
                                                  =============   ===========  ============

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     Details of reinsurance recoveries netted against claims (expense) are as follows:


                                                  Nine Months
                                                     Ended
                                                  September 30,    Years Ended December 31,
                                                     2004            2003         2002
                                                  -------------   -----------  ------------
     Claims                                        $     856.0     $   861.7    $    444.5
     Reinsurance recoveries                             (399.6)       (259.3)         (4.1)
                                                  -------------   -----------  ------------
     Net claims                                    $     456.4     $   602.4    $    440.4
                                                  =============   ===========  ============


6.   Life Claim Reserves

     The following table displays the development of the claim reserves:

                                                  Nine Months
                                                     Ended
                                                  September 30,    Years Ended December 31,
                                                     2004            2003          2002
                                                  -------------   -----------  ------------
     Beginning life claim reserves - gross         $     293.9     $   196.3    $    224.0
     Reinsurance recoverables                             41.0          21.4          36.3
                                                  -------------   -----------  ------------
     Beginning life claim reserves - net                 252.9         174.9         187.7

     Incurred expenses related to
       Current year                                      402.2         567.1         424.6
       Prior years                                        54.2          35.3          15.8
                                                  -------------   -----------  ------------
     Total incurred                                      456.4         602.4         440.4
                                                  -------------   -----------  ------------
     Paid expenses related to
       Current year                                      298.0         419.5         381.4
       Prior years                                       183.4         104.9          71.8
                                                  -------------   -----------  ------------
     Total paid                                          481.4         524.4         453.2
                                                  -------------   -----------  ------------
     Ending life claim reserves - net                    227.9         252.9         174.9
     Reinsurance recoverables                            203.9          41.0          21.4
                                                  -------------   -----------  ------------
     Ending life claim reserves - gross            $     431.8     $   293.9    $    196.3
                                                  -------------   -----------  ------------


     Incurred expenses related to the prior year are a result of higher than expected mortality rates.


7.   Income Taxes

     SLD and SLDI have entered into federal tax sharing agreements with members of an affiliated group as defined in Section 1504 of the Internal Revenue Code of 1986, as amended. The agreement provides for the manner of calculation and the amounts/timing

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     of the payments between the parties as well as other related matters in connection with the filing of consolidated federal income tax returns.

     The amounts presented below relate only to Individual Re and were calculated as if Individual Re filed separate federal and state income tax returns.

     Income tax (benefit) expense included in the financial statements is comprised of deferred income taxes resulting from operations and capital loss carryfowards. Income tax (benefit) expense is $(47.0) for the nine months ended September 30, 2004, and $(20.0) and $34.9, for the years ended December 31, 2003 and 2002, respectively.

     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at September 30, 2004 and December 31, 2003 are presented below:

                                                               September 30,   December 31,
                                                                   2004            2003
                                                               -------------   ------------
     Deferred tax assets:
       Investments                                             $      (0.1)    $     19.6
       Net operating loss carryovers                                 570.4          374.6
       Other                                                           0.1            -
                                                               -------------   ------------
         Total deferred tax assets                                   570.4          394.2
     Deferred tax liabilities:
       Net unrealized gains on investments                           (17.2)         (15.7)
       Deferred policy acquisition costs                            (179.7)        (221.8)
       Future policy benefits                                       (397.0)        (225.7)
       Other                                                             -              -
                                                               -------------   ------------
         Total deferred tax liabilities                             (593.9)        (463.2)
                                                               -------------   ------------
     Net deferred income tax liability                         $     (23.5)    $    (69.0)
                                                               =============   ============


     At September 30, 2004, Individual Re has available unused net operating loss carryforwards that may be applied against future taxable income and that expire as follows:


     Year of Expiration
            2015                                                                $     93.0
            2016                                                                      33.2
            2017                                                                     307.1
            2018                                                                     637.0
            2019                                                                     559.4
                                                                                ----------
                                                                                $  1,629.7
                                                                                ==========

8.   Statutory Results

     SLD statutory results were prepared in accordance with accounting principles prescribed or permitted by the Insurance Department of the State of Colorado (the "Department").

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     The Department recognizes as net income and capital and surplus those amounts determined in conformity with statutory accounting practices prescribed or permitted by the Department, which differ in certain respects from accounting principles generally accepted in the United States. Statutory net income (loss) for SLD was $130.8, $(142.5) and $137.2, for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively. SLDI statutory results were prepared in compliance with the criteria established by provisions of the Insurance Act of 1978 of Bermuda, amendments thereto and related regulations insofar as such provisions relate to accounting and financial reporting matters. Statutory net income (loss) for SLDI was $31.0, $28.2 and $(11.4), for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively.

     Statutory capital and surplus of SLD and SLDI are in excess of required minimums promulgated by Colorado and Bermuda insurance regulations.

     As of September 30, 2004, SLD and SLDI do not utilize any statutory accounting practices, which are not prescribed by state regulatory authorities that, individually or in the aggregate, materially affect statutory capital and surplus.


9.   Related Party Transactions

     SLD and SLDI have entered into various agreements with related parties. Agreements consist primarily of service contracts with affiliated insurance companies for administrative, management, professional advisory and consulting services. In addition, SLD and SLDI have entered into an investment advisory agreement and an administrative services agreement with ING Investment Management, LLC ("IIM") under which IIM provides Individual Re with investment management and asset liability management services. Management and service contracts and all cost sharing arrangements with other affiliated companies are allocated amongst companies and businesses in accordance with normal, generally accepted expense and cost allocation methods. Total fees allocated to Individual Re were approximately $12.6, $13.6 and $8.6 for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively.

     In accordance with ING's operating policies and procedures, IIM manages the portfolios of each of ING's business operations to support the individual business' estimated contract reserves plus its target surplus. The process of portfolio management and reallocation is ongoing to support actual reserve results (premiums received and claims paid) as well as updated estimates of future reserves. As a result of the ongoing nature of ING's portfolio management, the asset portfolio of each individual business within a legal entity is often either over or under the funding required to support targeted surplus and estimated reserves for the respective business at any given point in time. IIM manages the total of all portfolios within a legal entity to ensure that the combined over or under funding of the individual portfolios would be eliminated upon legal entity consolidation. However, due to the carved out scope of the financial statements of Individual Re, over or under funding of the portfolio as of any point of time will likely exist. The portfolio of Individual Re was under funded by $182.7 and $102.9 as of

ING Individual Re Business
Notes to Financial Statements
--------------------------------------------------------------------------------


     September 30, 2004 and December 31, 2003, respectively. These amounts are considered due from other business portfolios within SLD and SLDI.


10.  Subsequent Events

     Subsequent to September 30, 2004, SLD and SLDI transferred substantially all of Individual Re to Scottish Re Group Limited through a coinsurance transaction and related asset purchase service and trust agreements. The transaction closed on December 31, 2004.

     At September 30, 2004, SLD and SLDI had deferred tax assets recognized related to net operating loss carryforwards. Individual Re considered the need for a valuation allowance and determined that there was significant positive evidence to support its conclusion not to record an allowance. Management believed that SLD and SLDI would utilize the loss carryforwards. Due to the transfer of substantially all of the Individual Re business, there can be no assurance that SLD and SLDI will generate taxable income or that all of its loss carryforwards will be utilized.


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